AMENDED
PROSPECTUS and                        Pricing Supplement No. 058
PROSPECTUS SUPPLEMENT, each           Effective at  3:13 P.M.
Dated October 24, 1996                April 8, 1997

                                      Rule 424(b)(3)
                                      Registration
                                      Statement No. 33-64237

                     U.S.$5,000,000,000

                 FORD MOTOR CREDIT COMPANY

                      MEDIUM-TERM NOTES

        Due from 9 Months to 30 Years from Date of Issue
              Interest payable each March 15 and
               September 15 and at Stated Maturity

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The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus Supplement. Interest rates offered by Ford Credit with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.

Issue Date:                           April 15, 1997

Stated Maturity:                      April 15, 2004

Interest Rate:                        7.00% per annum

Minimum Denomination and
  Purchase Amount:                    $1,000 and integral
                                      multiples thereof

Agent's Discount or Commission        1.763%

Agent's Capacity                      ____ Agent  _X__ Principal*



* If acting as principal, $2,000,000.00 aggregate principal amount of the Notes are being purchased by Smith Barney at the discount set forth above for resale to investors at varying prices related to prevailing market prices at the time of resale.

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                          SMITH BARNEY
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